UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 16, 2007

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14101 Capital Boulevard, Youngsville, North Carolina 27596

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 556-7235

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Xerium Technologies, Inc. (the “Company”) entered into interest rate swap transactions on November 16, 2007 with the counterparties indicated below and with the initial notional amounts set forth opposite the counterparties’ names below:

Name of Counterparty	Initial Notional Amount of Interest Rate Swap
Merrill Lynch Capital Services, Inc.	USD 132,808,000
Deutsche Bank AG	USD 132,808,000
Merrill Lynch Capital Services, Inc.	EUR 77,723,000
Deutsche Bank AG	EUR 77,723,000
Deutsche Bank AG	CAD 35,908,000
Deutsche Bank AG	CAD 27,233,000

The Company entered into the interest rate swap transactions to mitigate the Company’s floating rate interest risk on approximately 85% of the term loan portion of its senior credit facility. These interest rate swaps cover the period from December 31, 2007 to December 31, 2010. The notional amounts of these interest rate swaps are scheduled to decline in order to reflect certain scheduled required principal payments under the term loan facility. The U.S. dollar based interest rate swaps have an average annual interest rate of 4.195% plus the applicable margin under the senior credit facility; the Euro based interest rate swaps have an average annual interest rate of 4.245% plus the applicable margin under the senior credit facility; and the Canadian dollar based interest rate swaps have an average annual interest rate of 4.460% plus the applicable margin under the senior credit facility. The applicable margin under the credit facility is currently 2.75%. Under these swaps, the Company is required to make quarterly fixed rate payments to the counterparties calculated on the notional amount of the swap and the interest rate for the particular swap indicated above, while the counterparties are obligated to make certain quarterly floating rate payments to the Company referencing the same notional amount. These interest rate swaps effectively fix the weighted average annual interest rate (based upon foreign currency exchange rates as of November 19, 2007) payable on approximately 85% of the term loan portion of the Company’s senior credit facility to 4.246% plus the applicable margin. Notwithstanding the terms of the interest rate swap transactions, the Company is ultimately obligated for all amounts due and payable under its existing senior credit facility. The Company may enter into additional swap transactions in the future from time to time.

In connection with entering into the new interest rate swap transactions above, on November 16, 2007 the Company cancelled, or transferred to a financial institution, its rights and obligations under its previously existing interest rate swaps, which were set to expire on June 30, 2008, and in consideration therefor the Company received the cash value of its previously existing interest rate swaps as of November 16, 2007 of approximately $5.6 million.

The Company expects the new interest rate swaps to qualify for hedge accounting under Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, and that, accordingly, the changes in their fair value will not be subject to mark to market accounting through earnings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date: November 23, 2007	By:	/s/ Michael P. O’Donnell
	Name:	Michael P. O’Donnell
	Title:	Chief Financial Officer